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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[X]      Soliciting Material Pursuant to Section 240.14a-12

                         MORTON'S RESTAURANT GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
            ____________________________________________________________________

      (2)   Aggregate number of securities to which transaction applies:
            ____________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid: ____________________________________________________

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid: ____________________________________________

      (2)   Form, Schedule or Registration Statement No.: ______________________

      (3)   Filing Party: ______________________________________________________

      (4)   Date Filed: ________________________________________________________


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From:    KEKST AND COMPANY                           May 14, 2002
         Lissa Perlman
         David Lilly
         437 Madison Avenue
         New York, NY  10022-7001
         (212) 521-4800


For:     MORTON'S RESTAURANT GROUP, INC.         FOR IMMEDIATE RELEASE
         3333 New Hyde Park Road
         New Hyde Park, NY  11042
         (516) 627-1515
         www.mortons.com


Contact: Thomas J. Baldwin, Executive Vice President, Chief Financial Officer, Morton's Restaurant Group, Inc.


                      MORTON'S COMMENTS ON FLORESCUE FILING


NEW HYDE PARK, NY - In response to today's filing by BFMA Holding Corporation, Florescue Family Corporation and Barry Florescue, Morton's Restaurant Group, Inc. (NYSE:MRG) stated: "Mr. Florescue has offered nothing but empty rhetoric. In contrast, Castle Harlan Partners III, L.P. has made a fully-financed cash offer for, and executed a definitive merger agreement with, the Company. The Company's preliminary proxy materials exhaustively detail the open process that the Special Committee conducted to find a buyer for Morton's, a process that included contact with 30 separate potential buyers. Mr. Florescue was offered the opportunity to participate in the process on several occasions and declined. The Company's stockholders will have an opportunity to vote on the best and only offer that resulted from that process."

Morton's Restaurant Group owns and operates 66 restaurants (62 Morton's of Chicago steakhouses and 4 Bertolini's Authentic Trattorias) in 57 cities and 27 states, in the continental United States, Hawaii, Puerto Rico, Canada, Hong Kong and Singapore.

FORWARD-LOOKING STATEMENTS

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT
INVOLVE RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED MERGER AND OTHER FUTURE EVENTS, INCLUDING WHETHER AND WHEN THE PROPOSED MERGER WILL BE CONSUMMATED. A VARIETY OF FACTORS COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, RISKS THAT STOCKHOLDER APPROVAL AND REGULATORY AND THIRD PARTY CLEARANCES MAY NOT BE OBTAINED IN A TIMELY MANNER OR AT ALL, THAT THE REQUIRED MINIMUM EARNINGS LEVEL MAY NOT BE ACHIEVED BY THE COMPANY, THAT AN ORDER OR INJUNCTION MAY BE IMPOSED PROHIBITING OR DELAYING THE MERGER AND THAT ANY OTHER CONDITIONS TO THE MERGER MAY NOT BE SATISFIED OR WAIVED. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

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AVAILABILITY OF PROXY STATEMENT

ON APRIL 16, 2002, MORTON'S RESTAURANT GROUP, INC. FILED A PRELIMINARY PROXY STATEMENT CONTAINING INFORMATION ABOUT MORTON'S, MORTON'S ACQUISITION COMPANY, MORTON'S HOLDINGS, INC., CASTLE HARLAN PARTNERS III, L.P., THE MERGER AND RELATED MATTERS. THE COMPANY ANTICIPATES RELEASING ITS DEFINITIVE PROXY STATEMENT AS PROMPTLY AS POSSIBLE, SUBJECT TO SEC REVIEW. MORTON'S PLANS TO SEND A COPY OF THE DEFINITIVE PROXY STATEMENT TO STOCKHOLDERS TO SEEK THEIR APPROVAL OF THE MERGER. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN THE DEFINITIVE PROXY STATEMENT, WHEN AVAILABLE, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT MORTON'S WITHOUT CHARGE, AT THE SEC'S WEB SITE (HTTP://WWW.SEC.GOV). STOCKHOLDERS MAY ALSO OBTAIN COPIES OF THESE DOCUMENTS WITHOUT CHARGE BY REQUESTING THEM IN WRITING FROM MORTON'S RESTAURANT GROUP, INC., 3333 NEW HYDE PARK ROAD, NEW HYDE PARK, NEW YORK, 11042, ATTENTION: CORPORATE SECRETARY, OR BY TELEPHONE AT (516) 627-1515.

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